EXHIBIT 4.3
================================================================================






                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                       as
                                     Trustee



                                   -----------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of April 17, 1998

                                   -----------



                               8 3/8% SENIOR NOTES
                                    DUE 2004











================================================================================

         THIRD SUPPLEMENTAL INDENTURE, dated as of April 17, 1998, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

         WHEREAS, pursuant to the First Supplemental Indenture dated as of June 9, 1997 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto (with the guarantors party to subsequent supplemental indentures, the "Existing Guarantors") and the Trustee, the Company issued a series of Securities designated as its 8 3/8% Senior Notes due 2004 in the aggregate principal amount of up to $250,000,000 (the "Notes");

         WHEREAS, pursuant to Section 4.05 of the Indenture, if the Company organizes, acquires or otherwise invests in another Subsidiary which becomes a Restricted Subsidiary, then such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture;

         WHEREAS, in accordance with Section 4.05 of the Indenture, the Company desires to cause certain newly organized or acquired Subsidiaries who are deemed to be Restricted Subsidiaries according to the Indenture to be bound by those terms applicable to a Guarantor under the Indenture (as it applies to the Securities);

         WHEREAS, pursuant to Section 9.05 of the Indenture, a Guarantor may merge with or into another Restricted Subsidiary and, upon such merger, the Guarantee given by such Guarantor shall no longer have any force or effect;

         WHEREAS, in accordance with Section 9.05 of the Indenture, the Company desires to cause certain Guarantors to merge with and into certain Restricted Subsidiaries (the "Merged Guarantors"), whereupon the Guarantees given by such Guarantors shall no longer have any force or effect;

         WHEREAS, the execution of this Third Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this Third Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:
                                   ARTICLE I.

                              ADDITIONAL GUARANTORS

         1.1. In accordance with Section 4.05 of the Indenture, the following Restricted Subsidiaries (the "Additional Guarantors") hereby unconditionally guarantee all of the Company's obligations under the Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company and the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, including without limitation, Article Nine thereof, and, in the case of the Notes, Article One of the First Supplemental Indenture thereto and the Guarantees affixed thereto:

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

  D.R. Horton, Inc. - Sacramento                          California

  D.R. Horton - Sacramento                                California
     Management Company, Inc.

  C. Richard Dobson Builders, Inc.                        Virginia

  Land Development, Inc.                                  Virginia

         1.2. The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

                                   ARTICLE II.
                                MERGED GUARANTORS

         2.1. In accordance with Section 9.05 of the Indenture, the Company and the Trustee acknowledge that the Guarantees previously given by the following Merged Guarantors no longer have any force or effect by reason of the merger of the Merged Guarantors into the Restricted Subsidiaries as indicated below:

         The following Merged Guarantors merged with and into D.R. Horton Los Angeles Holding Company, Inc., a California corporation, a Restricted Subsidiary and Guarantor:

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

  D.R. Horton Los Angeles No. 9, Inc.                    California

  D.R. Horton Los Angeles No. 10, Inc.                   California

  D.R. Horton Los Angeles No. 11, Inc.                   California

  D.R. Horton Los Angeles No. 12, Inc.                   California

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

  D.R. Horton Los Angeles No. 13, Inc.                   California

  D.R. Horton Los Angeles No. 14, Inc.                   California

  D.R. Horton Los Angeles No. 16, Inc.                   California

  D.R. Horton Los Angeles No. 17, Inc.                   California

  D.R. Horton Los Angeles No. 18, Inc.                   California

  D.R. Horton Los Angeles No. 19, Inc.                   California

         The following Merged Guarantors merged with and into D.R. Horton San Diego Holding Company, Inc., a California corporation, a Restricted Subsidiary and Guarantor:

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

  D.R. Horton San Diego No. 9, Inc.                      California

  D.R. Horton San Diego No. 10, Inc.                     California

  D.R. Horton San Diego No. 11, Inc.                     California

  D.R. Horton San Diego No. 12, Inc.                     California

  D.R. Horton San Diego No. 13, Inc.                     California

  D.R. Horton San Diego No. 14, Inc.                     California

  D.R. Horton San Diego No. 15, Inc.                     California

  D.R. Horton San Diego No. 16, Inc.                     California

  D.R. Horton San Diego No. 17, Inc.                     California

  D.R. Horton San Diego No. 18, Inc.                     California

  D.R. Horton San Diego No. 19, Inc.                     California

  D.R. Horton San Diego No. 20, Inc.                     California

  D.R. Horton San Diego No. 21, Inc.                     California

  D.R. Horton San Diego No. 22, Inc.                     California

  D.R. Horton San Diego No. 23, Inc.                     California

  D.R. Horton San Diego No. 24, Inc.                     California

  D.R. Horton San Diego No. 25, Inc.                     California

  D.R. Horton San Diego No. 26, Inc.                     California

         The following Merged Guarantors merged with and into D.R. Horton,  Inc.
- Denver, a Delaware corporation, a Restricted Subsidiary and Guarantor:

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------
  D.R. Horton Denver No. 10, Inc.                        Colorado

  D.R. Horton Denver No. 11, Inc.                        Colorado

  D.R. Horton Denver No. 12, Inc.                        Colorado

  D.R. Horton Denver No. 13, Inc.                        Colorado

  D.R. Horton Denver No. 14, Inc.                        Colorado

  D.R. Horton Denver No. 15, Inc.                        Colorado

  D.R. Horton Denver No. 16, Inc.                        Colorado

  D.R. Horton Denver No. 17, Inc.                        Colorado

  D.R. Horton Denver No. 18, Inc.                        Colorado

  D.R. Horton Denver No. 19, Inc.                        Colorado

  D.R. Horton Denver No. 20, Inc.                        Colorado

            Name                                 Jurisdiction of Organization
            ----                                 ----------------------------

  D.R. Horton Denver No. 21, Inc.                        Colorado

  D.R. Horton Denver No. 22, Inc.                        Colorado

  D.R. Horton Denver No. 23, Inc.                        Colorado

  D.R. Horton Denver No. 24, Inc.                        Colorado

  D.R. Horton Denver No. 25, Inc.                        Colorado

  D.R. Horton Denver No. 26, Inc.                        Colorado


                                  ARTICLE III.
                            MISCELLANEOUS PROVISIONS

         3.1. This Third Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture, the First Supplemental Indenture, and the Second Supplemental Indenture, dated as of September 30, 1997, by and among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         3.2. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         3.3. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes.

         3.4. The article and section headings herein are for convenience only and shall not affect the construction hereof.

         3.5. Any capitalized term used in this Third Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         3.6. All covenants and agreements in this Third Supplemental Indenture by the Company and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns.

         3.7. The laws of the State of New York shall govern this Third Supplemental Indenture, the Securities of each Series and the Guarantees.

         3.8. Except as amended by this Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         3.9. This Third Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.

         3.10. All liability described in paragraph 12 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         3.11. The Trustee accepts the modifications of the trust effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Supplemental Indenture and the Trustee makes no representation with respect thereto.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                        D.R. HORTON, INC.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


                                        ADDITIONAL GUARANTORS:
                                        D.R. Horton, Inc. - Sacramento
                                        D.R. Horton - Sacramento Management
                                           Company, Inc.
                                        C. Richard Dobson Builders, Inc.
                                        Land Development, Inc.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        EXISTING GUARANTORS:
                                        DRHI, Inc.
                                        DRH Construction, Inc.
                                        DRH New Mexico Construction, Inc.
                                        D.R. Horton Denver Management Company,
                                           Inc.
                                        D.R. Horton, Inc. - Albuquerque
                                        D.R. Horton, Inc. - Denver
                                        D.R. Horton, Inc. - Minnesota
                                        D.R. Horton, Inc. - New Jersey
                                        Meadows I, Ltd.
                                        Meadows II, Ltd.
                                        Meadows IX, Inc.
                                        Meadows X, Inc.
                                        D.R. Horton Los Angeles Holding Company,
                                           Inc.
                                        D.R. Horton Los Angeles Management
                                           Company, Inc.
                                        D.R. Horton, Inc. - Birmingham
                                        D.R. Horton, Inc. - Greensboro
                                        D.R. Horton San Diego Holding Company,
                                           Inc.

                                        D.R. Horton San Diego Management
                                           Company, Inc.
                                        D.R. Horton, Inc. - Torrey
                                        DRH Tucson Construction, Inc.
                                        S.G. Torrey Atlanta, Ltd.

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        D.R. Horton Management Company, Ltd.
                                        By:   Meadows I, Ltd.,
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        D.R. Horton - Texas, Ltd.
                                        By:   Meadows I, Ltd.,
                                              its general partner

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer


                                        SGS Communities at Grande Quay, LLC
                                        By:   Meadows IX, Inc., a member

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        and

                                        By:   Meadows X, Inc., a member

                                        By:/s/ David J. Keller
                                           -------------------------------------
                                           David J. Keller, Treasurer

                                        AMERICAN STOCK TRANSFER & TRUST
                                        COMPANY, as Trustee

                                        By:/s/ Herbert J. Lemmer
                                           -------------------------------------
                                           Name:  Herbert J. Lemmer
                                           Title:  Vice President